                                                                   EXHIBIT 5(a)


                        [LATHAM & WATKINS LETTERHEAD]


                               October 30, 1995





FirstMiss Gold Inc.
6025 South Quebec Street
Suite 310
Englewood, Colorado  80111

                 Re: $200,000,000 Aggregate Offering Price of Securities of FirstMiss Gold Inc.

Ladies and Gentlemen:

                 We have acted as special counsel to FirstMiss Gold Inc., a Nevada corporation (the "Company"), in connection with a registration statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

                 The Company has provided us with a draft prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the registration by the Company of up to $200,000,000 aggregate offering price of
(i) one or more series of senior, senior subordinated or subordinated debt securities (the "Debt Securities"), (ii) one or more series of preferred stock, par value $0.01 per share (the "Preferred Stock"), (iii) shares of common stock, par value $0.01 per share (the "Common Stock"), or (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the "Warrants").
The Debt Securities, Preferred Stock, Common Stock and Warrants are collectively referred to herein as the "Securities." Any Debt Securities and Preferred Stock may be exchangeable and/or convertible into shares of Common Stock or Preferred Stock. The Debt Securities may be issued pursuant to one or more indentures (collectively, the "Indentures"), in each case between the Company and a trustee.

LATHAM & WATKINS

FirstMiss Gold Inc.
September 8, 1995
Page 2


                 In our capacity as California counsel to the Company in connection with the Registration Statement, we are generally familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and California securities laws, in the manner presently proposed.

                 We have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of all such documents, corporate records and instruments of the Company as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                 We have been furnished with, and with your consent have exclusively relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

                 We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States and the internal laws of the State of California, and we express no opinion herein with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

                 Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:

                 1. When (a) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (b) when the Debt Securities have been duly executed and delivered by all parties thereto, and (c) assuming that the terms of the Indentures as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Indentures as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Indentures as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Indentures will constitute valid and legally binding obligations of the Company, enforceable against the Company under the laws of the State of California in accordance with the terms of the Indentures.

LATHAM & WATKINS

FirstMiss Gold Inc.
September 8, 1995
Page 3



                 2. When (a) the Debt Securities have been duly established by the applicable Indentures (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company under the laws of the State of California in accordance with the terms of the Debt Securities.

                 3. When (a) the Warrants have been duly executed and delivered, and issued and sold in the form and in the manner contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable law have all become effective under the Securities Act, and (c) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Warrants, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company under the laws of the State of California in accordance with their terms.

                 4. The Company has the authority pursuant to its Articles of Incorporation, as amended, to issue up to 10,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Articles of Incorporation and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon

LATHAM & WATKINS

FirstMiss Gold Inc.
September 8, 1995
Page 4


issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock (including any Preferred Stock duly issued (i) upon the exercise of any Warrants exercisable for Preferred Stock or (ii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock) will be validly issued under the laws of the State of California, fully paid and nonassessable.

                 5. The Company has the authority pursuant to its Articles of Incorporation to issue up to 50,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock (including any Common Stock duly issued
(i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) upon the exercise of any Warrants exercisable for Common Stock or (iii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued under the laws of the State of California, fully paid and nonassessable.

                 All of the opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

                 To the extent that the obligations of the Company under the Indentures may be dependent upon such matters, we assume for purposes of this opinion that the trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the trustee and constitutes a legally valid, binding and enforceable obligation of the trustee, enforceable against the trustee in accordance with its terms; that the trustee is in compliance, generally and with respect to acting as trustee under the applicable Indenture, with all applicable laws and regulations; and that the trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

LATHAM & WATKINS

FirstMiss Gold Inc.
September 8, 1995
Page 5


                 We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.





                               Very truly yours,


                                LATHAM & WATKINS